SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
          Exchange Act of 1934 (Amendment No.         )


Filed by the registrant [  ]
Filed by a party other than the registrant [x]



[ ]  Preliminary proxy statement
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Com-mission only (as permitted by Rule 14a-6(e)(2))


              FAMILY STEAK HOUSES OF FLORIDA, INC.
        (Name of Registrant as Specified in Its Charter)

                     BISCO INDUSTRIES, INC.
           (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [x]  No fee required.
     [ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:
     (2)  Form, schedule or registration statement no.:
     (3)  Filing party:
     (4)  Date Filed:




                         PROXY STATEMENT
             IN OPPOSITION TO THE BOARD OF DIRECTORS
                               OF
                     BISCO INDUSTRIES, INC.
                    _________________________
                 Special Meeting of Shareholders
            Scheduled to be held on February 24, 1998

     This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are furnished by Bisco Industries, Inc., an Illinois corporation ("Bisco"), in connection with the solicitation by Bisco from the holders of shares of common stock, par value $.01 per share (the "Common Stock"), of Family Steak Houses of Florida, Inc., a Florida corporation (the "Company"), of proxies to be used at the Special Meeting of Shareholders of the Company scheduled to be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida 32233, on Tuesday, February 24, 1998 at 11:00 a.m., and at any and all adjournments, postponements, reschedulings or continuations, or any other meeting of shareholders held in lieu thereof (the "Special Meeting").

     The Company's Board of Directors has called the Special
Meeting for the limited purpose of amending the Company's Articles of Incorporation to effect a one-for-five reverse stock split of the Company's common stock.

     THIS SOLICITATION IS BEING MADE BY BISCO INDUSTRIES, INC., AND NOT ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

     According to the Company's Proxy Statement dated December 24, 1997 (the "Company Proxy Statement"), the Board of Directors of the Company has fixed the close of business on December 26, 1997 as the record date for determining shareholders entitled to vote at this special meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Special Meeting.

     This Proxy Statement and the accompanying GOLD form of proxy are first being furnished to shareholders of the Company on or about February 10, 1998.

     If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only that entity can execute a proxy. Accordingly, please contact the person responsible for your account and give instructions for a proxy to be signed representing your shares. Bisco urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to Bisco, so that Bisco will be aware of all instructions given and can attempt to ensure that such instructions are followed.


QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE ACCOMPANYING GOLD PROXY CARD SHOULD BE DIRECTED TO GLEN F. CEILY, PRESIDENT, BISCO
INDUSTRIES, INC., AT 704 W. SOUTHERN AVENUE, ORANGE, CALIFORNIA
92665, TELEPHONE NUMBER (714) 283-7140.

February 10, 1998



















































                   THE PROPOSED REVERSE SPLIT

THE COMPANY'S PROPOSAL

     At the Special Meeting, the Board of Directors of the Company is proposing to amend the Company's Articles of Incorporation to effect a one-for-five reverse stock split of the Company's issued and outstanding Common Stock (the "Reverse Split"). Subject to shareholder approval, the Board of Directors has approved an amendment to the Company's Articles of Incorporation which would restate Article IV of the Articles of Incorporation and result in one post-split share of Common Stock ("Post-Split Shares of Common Stock") being issued in exchange for every five shares of Common Stock issued and outstanding on the effective date of the Reverse Split ("Pre-Split Shares of Common Stock"). According to the Company Proxy Statement, fractional shares will be settled by rounding up to the next whole share.

     The following is the full text of the Amendment to Company's
Articles of Incorporation proposed by the Company's Board of Directors, which is set forth in Appendix A to the Company Proxy
Statement:
               A.  Common Stock.  Four Million
          (4,000,000) shares of Common Stock having a par value of one cent ($.01) per share. The whole or any part of the Common Stock of this corporation shall be payable in lawful money of the United States of America, or in property, labor or services at a just valuation to be fixed by the Board of Directors.

     According to the Company Proxy Statement, the Reverse Split would have the following effects:

          (a) based upon the 11,081,000 shares of Common Stock outstanding as of December 26, 1997, the outstanding shares of Common Stock would decrease by approximately 80%, and approximately 2,216,200 Post-Split Shares of Common Stock would be outstanding. The Reverse Split will not affect the par value of the authorized Common Stock. The number of authorized shares of Common Stock will be reduced by 80% to 4,000,000 shares The terms of the Post-Split Shares of Common Stock will be the same as the terms of the Pre-Split Shares of Common Stock, and subject to the provisions for the settlement of fractional shares, consummation of the Reverse Split will not result in a change in the relative equity interest in the Company or the voting power or the rights, preferences or privileges of the holders of Common Stock.

          (b) the aggregate number of shares of Common Stock reserved for issuance upon exercise of outstanding warrants and options would decrease from approximately 1,425,947 shares to approximately 285,189. Each outstanding option or warrant will automatically become an option or warrant, as the case may be, to purchase 20% of the number of shares subject to the option or warrant immediately prior to the Reverse Split at an exercise price which is five times the exercise price of the option or warrant immediately prior to the Reverse Split. In addition, the shares available for issuance under the Company's Incentive Stock Option Plan and Director Stock Option Plan will be reduced by approximately 80% to reflect the Reverse Split, and the other relevant terms and provisions of the Company's stock option plans will be appropriately adjusted to reflect the Reverse Split.

          (c) the Reverse Split will not affect the number or par value of the authorized shares of the Company's preferred stock, which will remain at 10,000,000 shares of Preferred stock, $0.01 par value per share.

          (d) Under the Rights Agreement dated as of March 18, 1997 (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, LLC, as rights agent (the "Rights Agent"), each share of Common Stock also evidences a Right (as defined in the Rights Agreement) until the occurrence of certain events as specified in the Rights Agreement. If the shareholders approve the Amendment and the Reverse Split occurs, the Rights Agreement provides that the Rights associated with each share of Common Stock will be proportionally adjusted so that each share of Common Stock will then evidence five Rights under the Rights Agreement.

     The Reverse Split will become effective on the date of filing Articles of Amendment to the Articles of Incorporation of the Company (the "Amendment") with the Secretary of State of Florida, Division of Corporations. The Company Proxy Statement states that "[I]f the Amendment is approved and management determines to proceed with the Reverse Split, management will use its discretion to determine when to file the Amendment." The Company Proxy Statement also states that "[m]anagement expects to file the Amendment immediately following the Special Meeting, provided the Amendment is approved by the shareholders." The proposed Amendment does not create dissenters' rights under the Florida Business Corporation Act.

     FOR FURTHER INFORMATION CONCERNING THE REVERSE SPLIT,
INCLUDING THE POSSIBLE EFFECTS OF THE REVERSE SPLIT, SHAREHOLDERS
ARE ENCOURAGED TO READ THE COMPANY'S PROXY STATEMENT DATED DECEMBER 24, 1997 RELATING TO THE SPECIAL MEETING.

BISCO'S REASONS FOR VOTING AGAINST THE REVERSE SPLIT

     Bisco is soliciting proxies against the proposed Amendment because it believes that the proposed 1-for-5 Reverse Split is not in the best interests of the Company and its shareholders.

     According to the Company Proxy Statement, management is proposing the Reverse Split to prevent the Common Stock from being delisted from the Nasdaq National Market. Under new requirements that become effective on February 23, 1998, the Common Stock must maintain a minimum $1 bid price to be eligible for continued quotation on the Nasdaq National Market. According to the Company Proxy Statement, on December 22, 1997, the closing bid price of the Pre-Split Shares of Common Stock was $0.625. The Reverse Split would decrease the number of shares of Common Stock outstanding and presumably increase the per share market price for the Post-Split Shares of Common Stock.

     According to the Company Proxy Statement, in that event the Common Stock is delisted from the Nasdaq National Market, "the liquidity of the Common Stock could be impaired, through delays in the timing of transactions, reduction in the news media's coverage of the Company, lack of investment analyst interest in covering the Company, applicability of certain sales practice requirements on brokers-dealers, and the price of Common Stock may be lower than might otherwise be obtained." According to the Company Proxy Statement, the Board also is seeking to effect the Reverse Split to "stimulate interest in the Common Stock, promote greater liquidity for the Company's shareholders and result in a price level for the Post-Split Shares of Common Stock that will better assure that the Company will maintain its NASDAQ/NMS listing," as well as to "mitigate the present reluctance, policies and practices of brokerage firms [from dealing in lower-priced securities] and diminish the adverse impact of trading commissions, on the potential market for the Common Stock."

     In the Company Proxy Statement, management notes that "there is no assurance that the Reverse Split will achieve the desired results, that the price per Post-Split Share of Common Stock will increase proportionately with the decrease in the number of shares, or that any price increase can be sustained for a prolonged period of time." Managment also notes in the Company Proxy Statement that a possible risk of the Reverse Split, is that "the liquidity of the Post-Split Shares of Common Stock may be adversely affected by the reduced number of shares outstanding if the proposed Reverse Split is effected."

     Bisco believes that the liquidity of market for the Common Stock will be adversely affected by the Reverse Split. The Common Stock trades at relatively low volumes. If, as estimated in the Company Proxy Statement, there would be approximately 2.2 million Post-Split Shares of Common Stock outstanding after the Reverse Split, approximately 1.7 million of which would be held by persons who are not officers, directors or 5% or greater shareholders. See "Security Ownership of Certain Beneficial Owners." Bisco believes that the reduced number of Post-Split Shares of Common Stock held by these persons is likely to result in a low trading volume for the Common Stock, which may in turn adversely affect the trading prices for the Common Stock.

     Bisco believes that it would be in the best in interests of the Company and its shareholders to effect a reverse stock split with a lower exchange ratio and has urged management to adopt a 1-for-2 or 1-for-2.5 reverse stock split in lieu of the 1-for-5 Reverse Split. Bisco informed management on several occasions that it would support a reverse stock split, but not at a 1-for-5 ratio.

RECOMMENDATION OF BISCO

     Although Bisco believes that it is in the best interest of the Company and its shareholders for the Common Stock to continue to be listed for trading on the NASDAQ National Market, Bisco believes that the Company can maintain such listing by effecting a reverse stock split at a lower ratio. Accordingly, Bisco recommends that the Company's shareholders vote AGAINST the Reverse Split and the related Amendment. Proxies solicited by Bisco will be voted AGAINST approval of the Reverse Split and the related Amendment unless shareholders specify to the contrary in their proxies or specifically abstain from voting on this matter.

     BISCO DOES NOT SUPPORT MANAGEMENT'S PROPOSED ONE-FOR-FIVE
REVERSE SPLIT AND URGES YOU TO EXECUTE A GOLD CONSENT FORM AND VOTE AGAINST THE REVERSE SPLIT AND THE RELATED AMENDMENT.























                      THE SPECIAL MEETING

RECORD DATE AND VOTING RIGHTS

     According to the Company Proxy Statement, the Board of Directors of the Company has fixed the close of business on December 26, 1997 as the record date for determining shareholders entitled to vote at this special meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Special Meeting.

     According to the Company Proxy Statement, as of December 26, 1997 there were 11,081,000 shares of Common Stock outstanding. Each share of Common Stock entitles its record holder to one vote on each matter submitted to a vote at the Special Meeting. The Common Stock does not have cumulative voting rights.

QUORUM AND VOTING AT THE SPECIAL MEETING

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. If a quorum exists at the Special Meeting, the Amendment will be approved if a majority of the outstanding shares of Common Stock vote in favor of the Amendment. Under Florida law, abstentions and shares referred to as "broker or nominee non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary authority to vote on a particular matter) are treated as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect abstentions or broker or nominee non-votes, shares of the Common Stock represented by such proxies are treated as not present and not entitled to vote on that subject matter and therefore will not be considered when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.) If less than a majority of the outstanding shares are represented at the Special Meeting, a majority of the shares so represented may adjourn the Special Meeting from time to time without further notice.

REVOCATION OF PROXIES

     The giving of a proxy does not preclude the right to vote in person at the Special Meeting should any shareholder giving the proxy so desire. Shareholders may revoke their proxy at any time prior to the exercise thereof, either in person at the Special Meeting or by filing with the Secretary of the Company at the Company's principal executive office a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Special Meeting. The delivery by a shareholder of a GOLD proxy in the form accompanying this Proxy Statement will constitute a revocation of any earlier proxy given to the Company.

     The GOLD proxy accompanying this Proxy Statement may be delivered either to Bisco, at 704 W. Southern Avenue, Orange, California 92665, telephone number (714) 283-7140, or to the Company at its principal executive offices, 2113 Florida Boulevard, Suite A, Neptune Beach, Florida 32266, telephone number (904) 249-4197. Although a revocation or subsequently dated GOLD proxy delivered only to the Company will be effective, Bisco requests that if a revocation or GOLD proxy is delivered to the Company, a photostatic copy of the revocation or GOLD proxy also be delivered to Bisco, so that Bisco can more accurately determine whether the Amendment has received the approval of a majority of the shares of Common Stock outstanding on the Record Date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below presents certain information regarding beneficial ownership of the Common Stock (the Company's only voting security) as of December 18, 1997, by each shareholder known to Bisco to own, or have the right to acquire within sixty (60) days, more than five percent (5%) of the outstanding Common Stock.
Except for the information concerning Bisco, such information has been derived from the Company Proxy Statement.

[CAPTION]



Name and Address                    Number of    Percentage of
Beneficial Owner                  Shares Owned  Common Stock(1)

Glen F. Ceiley (2)                 1,504,121         13.6%
c/o Bisco Industries, Inc.
704 W. Southern Avenue
Orange, California  92665

Heartland Advisors, Inc. (3)         900,000          8.1%
709 North Milwaukee Street
Milwaukee, WI  53202

Cerberus Partners, L.P.              700,000          6.0%
950 Third Ave., 20th Floor
New York, New York 10022

All officers and directors           559,391          4.9%
as a group (6 persons) (4)


_______________
(1) Assumes that 11,081,000 shares of Common Stock are outstanding.
(2) As of December 31, 1997. As of the close of business on December 31, 1997, Mr. Ceiley beneficially owned an aggregate of 1,504,121 shares of Common Stock, of which 108,470 shares were owned by Mr. Ceiley individually, 875,661 shares were owned by Bisco, of which Mr. Ceiley is the sole stockholder and President, and 519,990 shares were held by Mr. Ceiley as sole Trustee of the Bisco Industries, Inc. Profit Sharing and Savings Plan. Does not include 15,000 shares of Common Stock owned by Stephen Catanzaro, an executive officer of Bisco.
(3) Heartland Advisors, Inc., a registered investment adviser, has reported in a Schedule 13G dated February 12, 1997 and filed with the Commission that it has sole voting and dispositive power with respect to all such Shares.
(4) According to the Company Proxy Statement, the officers and directors collectively own only 196,641 of the shares of Common Stock reported as being beneficially owned by them (representing approximately 1.8% of the outstanding Common Stock). The balance of the shares of Common Stock reported as being beneficially owned by the directors and executive officers are shares subject to options exercisable within 60 days after December 18, 1997.































                          OTHER MATTERS

SOLICITATIONS OF PROXIES

     Bisco will solicit proxies by mail, telephone or telecopier and in person. Solicitations may be made by the directors, officers and other employees of Bisco, none of whom will receive additional compensation for such solicitations. Bisco will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Bisco will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

     Bisco will bear the entire expense of soliciting proxies pursuant to this Proxy Statement. Costs incidental to the solicitation of proxies will include printing, postage, legal and related expenses and are expected to be approximately $10,000.

OTHER BUSINESS

     Pursuant to Section 607.0702, Florida Statutes, no business other than that described in the Company Proxy Statement may be brought before the Special Meeting. If any other business should come before the Special Meeting, the persons named in the enclosed GOLD proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

                            IMPORTANT

     If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only it can sign a proxy with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a GOLD proxy card to be signed representing your shares.

February 10, 1998
















                      [FORM OF PROXY CARD]

                              PROXY

    SPECIAL MEETING OF SHAREHOLDERS OF FAMILY STEAK HOUSES OF
FLORIDA, INC.

        THIS PROXY IS SOLICITED BY BISCO INDUSTRIES, INC.

     The undersigned shareholder of Family Steak Houses of Florida, Inc., a Florida corporation (the "Company"), hereby appoints Glen F. Ceiley and Stephen Catanzaro, and each of them, acting alone, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned at the close of business on December 26, 1997 at the Special Meeting of Shareholders of the Company scheduled to be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida 32233, on Tuesday, February 24, 1998 at 11:00 a.m., and at any and all adjournments, postponements, reschedulings or continuations, or any other meeting of shareholders held in lieu thereof (the "Special Meeting").

     1. PROPOSAL TO APPROVE THE REVERSE SPLIT AND AMEND THE ARTICLES OF INCORPORATION. Resolution that the Articles of Incorporation of the Company be amended to effect a one-for-five reverse split of the Company's issued and outstanding Common Stock.

          /__/   FOR/__/   AGAINST/__/   ABSTAIN

BISCO INDUSTRIES, INC. RECOMMENDS THAT YOU VOTE AGAINST THE ABOVE
PROPOSAL. PLEASE MARK THE "AGAINST" BOX, DATE, SIGN AND MAIL THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

        (IMPORTANT INSTRUCTIONS -- PLEASE READ CAREFULLY)

INSTRUCTIONS: To vote for, against or abstain from voting, check the appropriate box above. IF THIS CARD IS RETURNED EXECUTED AND
DATED BUT NOT MARKED WITH RESPECT TO THE ABOVE PROPOSAL, THE
UNDERSIGNED WILL BE DEEMED TO HAVE GRANTED THE PROXIES NAMED HEREIN THE AUTHORITY TO VOTE AGAINST THE ABOVE PROPOSAL.













     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF BISCO
INDUSTRIES, INC.'S PROXY STATEMENT DATED FEBRUARY 10, 1998, IN
CONNECTION WITH THE SPECIAL MEETING. UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS PROXY CARD, YOU WILL BE DEEMED TO
HAVE VOTED AGAINST THE PROPOSAL.

     UNLESS OTHERWISE INDICATED ABOVE, THIS PROXY CARD REVOKES ALL PRIOR PROXIES GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH HEREIN

Dated: _________________________, 1998

                             ______________________________
                             (Signature)

                             __________________________________
                             (Title or authority, if applicable)

                             ___________________________
                             (Signature if held jointly)

                             Please sign exactly as name appears
                             on this proxy.  If shares are
                             registered in more than one name,
                             the signatures of all such persons
                             are required.  A corporation should
                             sign in its full corporate name by a
                             duly authorized officer, stating
                             his/her title.  Trustees, guardians,
                             executors and administrators should
                             sign in their official capacity,
                             giving their full title as such. If
                             a partnership, please sign in the
                             partnership name by authorized
                             person.  This proxy shall vote all
                             shares to which the signatory is
                             entitled.